EXHIBIT 23.02

                  INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Entergy Louisiana, Inc. (formerly Louisiana Power & Light Company) on Form S-3 of our reports dated February 11, 1994 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus Supplement which is part of this Registration Statement.



Deloitte & Touche LLP

New Orleans, Louisiana
May 8, 1996